Exhibit 10.1

RF Acquisition Corp III

111 Somerset, #05-07

Singapore 238164

EarlyBirdCapital, Inc.

366 Madison Ave 8th Floor

New York, NY 10017

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between RF Acquisition Corp III, a Cayman Islands exempted company (the “Company”), and EarlyBirdCapital, Inc., as representative (the “Representative”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”), relating to an underwritten initial public offering (the “Public Offering”), of up to 11,500,000 of the Company’s units (including up to 1,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Shares”), and one right (each, a “Right”). Each Right entitles the holder to receive one-tenth of one Share upon the completion of an initial Business Combination. The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units, Shares and Rights listed on The Nasdaq Stock Market LLC. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Alfa 30 Limited (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Shares owned by it, him or her in favor of any proposed Business Combination (including any proposals recommended by the Company’s Board of Directors in connection with such Business Combination) and (ii) not redeem any Shares owned by it, him or her in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Shares owned by it, him or her in connection therewith.

2. The Sponsor and each Insider agrees that in the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes paid or payable and up to $100,000 of interest to pay liquidation and dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ (as defined below) rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to provide for redemption rights as set forth in the Prospectus or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind (a “Claim”) in or to any monies held in the Trust Account as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her and hereby waives any Claim it, he or she may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. Notwithstanding the foregoing, the Sponsor, the Insiders and their respective affiliates shall be entitled to liquidation proceeds from the Trust Account with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter.

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, Shares (including, but not limited to, Founder Shares) and Rights or any securities convertible into, or exercisable, or exchangeable for, Shares owned by it, him or her, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Shares (including, but not limited to, Founder Shares) and Rights or any securities convertible into, or exercisable, or exchangeable for, Shares owned by it, him or her, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii). The Sponsor and each Insider acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer permitted under paragraph 7(c) hereof or if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4. In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has negotiated with on a Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of their choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5. To the extent that the Underwriters do not exercise their over-allotment option to purchase up to an additional 1,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Initial Shareholder agrees to forfeit, at no cost, a number of Founder Shares, equal to 500,000 multiplied by a fraction, (i) the numerator of which is 1,500,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Founder Shares will represent an aggregate of 33.3% of the Offering Shares. The Initial Shareholder further agrees that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Shares or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the number of Founder Shares at 25.0% of the number of Offering Shares. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 1,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 25.0% of the Offering Shares (excluding any Offering Shares issuable upon exercise of the underwriters’ over-allotment option) and (B) the reference to 500,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Initial Shareholders would have to surrender to the Company in order for the Initial Shareholders to hold an aggregate number of Founder Shares equal to 25.0% of the Offering Shares.

6. The Sponsor and each Insider agrees and acknowledges that: (i) the Underwriters and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b) and 9 as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor and each Insider agrees that the Founder Shares shall be placed in escrow and that it, he or she shall not Transfer any Founder Shares (or any Shares issuable upon conversion thereof) until six months after the date of the consummation of a Business Combination, or earlier, if, subsequent to a Business Combination, we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units (or any Shares underlying the Private Placement Units), until the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Units and the Shares underlying the Private Placement Units that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Company’s initial shareholders, or any affiliate of the Company’s initial shareholders; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the memorandum and articles of association of the Sponsor upon dissolution of the Sponsor; (g) in the event of the company’s liquidation prior to the completion of a Business Combination; (h) to the Company for no value for cancellation in connection with the consummation of a Business Combination; or (i) in the event of the completion of a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Shares for cash, securities or other property subsequent to the completion of a Business Combination; provided, however, that in each case (except for clauses (g), (h) or (i) or with the Company’s consent) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in this Letter Agreement.

8. The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked and has never experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor’s and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities; and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10. The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11. As used herein, (i) “Business Combination” shall mean the initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses or entities; (ii) “Shares” shall mean the ordinary shares of the Company, par value $0.0001 per share; (iii) “Founder Shares” shall mean the 3,833,333 Shares issued to the Initial Shareholder prior to the IPO (up to 500,000 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriters); (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Units” shall mean the 350,000 units (or 380,000 units if the over-allotment option is exercised in full) that the Sponsor and EarlyBirdCapital, Inc. have agreed to purchase for an aggregate purchase price of $3,500,000 (or $3,800,000 if the over-allotment option is exercised in full), or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of shares issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Units shall be deposited; (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (ix) “EBC Founder Shares” shall mean the 250,000 Shares issued to the Representative prior to the IPO.

12. The Sponsor and each Insider hereby grants to the Representative, for a period commencing from the consummation of the IPO until 12 months after the date of the consummation of the Business Combination (or the liquidation of the Trust Account in the event the Company fails to consummate its Business Combination within the prescribed time) a right of first refusal to act as lead underwriter for any U.S. registered public offering of securities undertaken by the Sponsor or any of its members or any Insider for purposes of raising capital and placing 90% or more of the proceeds in a trust account (or other similar account) to be used to acquire one or more operating businesses that have not been identified at the time of the capital raising transaction.

13. The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each Director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

14. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written, or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified, or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

15. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

16. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

17. This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

18. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

19. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

20. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission if to the Company, at the address set forth above, and if to the Sponsor or an Insider, to the address of such party on file with the Company.

21. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2026; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

22. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

ALFA 30 LIMITED

By:	/s/ Tse Meng Ng
Name:	Tse Meng Ng
Title:	Managing Member

DIRECTORS AND OFFICERS

/s/ Tse Meng Ng
Tse Meng Ng

/s/ Chee Soon Tham
Chee Soon Tham

/s/ Ryan Lee Wen
Ryan Lee Wen

/s/ Yunn Chinn Shng
Yunn Chinn Shng

/s/ Tuan Lee Low
Tuan Lee Low

Acknowledged and Agreed:

RF ACQUISITION CORP III

By:	/s/ Tse Meng Ng
Name:	Tse Meng Ng
Title:	Chief Executive Officer

[Signature Page to the Letter Agreement]